UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 19, 2006

(Date of earliest event reported)

SUPPORTSOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30901	94-3282005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Broadway, Redwood City, California 94063

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 556-9440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 17, 2006, the Company’s Board of Directors appointed Martin O’Malley to serve as a member of the Board of Directors of the Company. Mr. O’Malley has also been appointed to be a member of the Audit Committee of the Board of Directors. The Audit Committee is now comprised of Kevin C. Eichler, Mr. O’Malley, Manuel Diaz, and James Thanos. Mr. Eichler is Chairman of the Audit Committee. Each member of the Audit Committee meets applicable qualification requirements and is independent as defined by the rules and regulations applicable to audit committee membership.

On April 24, 2006, Mr. Claude Leglise informed the Company’s Board of Directors that he will not stand for re-election to the Board of Directors at the Company’s upcoming 2006 Annual Meeting of Stockholders to be held on May 23, 2006. Mr. Leglise informed the Company that after serving five years on the Board of Directors, he intends to focus on venture capital investing activities with private companies in China in his role as a Managing Director of WI Harper, a venture capital firm, which will prevent him from having the time necessary to continue serving as a member of the SupportSoft Board. Mr. Leglise intends to continue to serve on the Board as well as the Compensation Committee and Nominating and Governance Committee of the Board until SupportSoft’s Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2006

SUPPORTSOFT, INC.

By:	/s/ Ken Owyang
Ken Owyang
Chief Financial Officer and Senior Vice President of Finance and Administration
(Principal Financial Officer and Chief Accounting Officer)